Thomas Saunders, III
Form 4 Attachment - Exhibit 99
Transaction Detail


Common Stock	10/13/2008	S	7157	D	35
Common Stock	10/13/2008	S	800	D	35.005
Common Stock	10/13/2008	S	1000	D	35.01
Common Stock	10/13/2008	S	600	D	35.02
Common Stock	10/13/2008	S	100	D	35.03
Common Stock	10/13/2008	S	343	D	35.035